EXHIBIT 5.1

May 22, 2015

Goodrich Petroleum Corporation

801 Louisiana, Suite 700

Houston, Texas 77002

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Goodrich Petroleum Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the selling security holders named in the Registration Statement (the “Selling Security Holders”) from time to time, pursuant to Rule 415 under the Securities Act, of (i) up to 100,000 Warrants (the “Warrants”), each for the purchase of 48.84 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”) and (ii) up to 4,884,000 shares of Common Stock issuable upon exercise of the Warrants (the “Underlying Shares”). We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof, (ii) the Registration Statement, (iii) resolutions of the board of directors of the Company, (iv) the Warrant Agreement, dated March 12, 2015, by and between the Company and American Stock Transfer & Trust Company, LLC (the “Warrant Agreement”) and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company and the Selling Security Holders, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (v) a Prospectus Supplement will have been prepared and filed with the Commission, and (vi) all Warrants will be sold, and the Underlying Shares will be issued and sold, in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

May 22, 2015 Page 2

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	The Warrants have been legally issued and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.	Assuming the due exercise of the Warrants in accordance with the terms of the Warrant Agreement, the Underlying Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours

/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.